Exhibit 1.1

VIRGINIA ELECTRIC AND POWER COMPANY

$1,250,000,000 2026 Series C 5.65% Senior Notes due 2036

$700,000,000 2026 Series D 6.30% Senior Notes due 2056

UNDERWRITING AGREEMENT

August 10, 2026

BMO Capital Markets Corp.

CIBC World Markets Corp.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

as Representatives for the Underwriters

listed in Schedule I hereto

c/o	BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

	CIBC World Markets Corp. 300 Madison Avenue 8th Floor New York, New York 10017	TD Securities (USA) LLC 1 Vanderbilt Avenue 11th Floor New York, New York 10017

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

Ladies and Gentlemen:

The undersigned, Virginia Electric and Power Company (the Company), hereby confirms its agreement with the several Underwriters named in Schedule I hereto (the Agreement) with respect to the issuance and sale to the several Underwriters named in Schedule I of certain of the Company’s 2026 Series C 5.65% Senior Notes due 2036 (the Series C Senior Notes) and 2026 Series D 6.30% Senior Notes due 2056 (the Series D Senior Notes and, collectively with the Series C Senior Notes, the Senior Notes) specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II. Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

1. Underwriters and Representatives. The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this

Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

2. Description of the Senior Notes. Schedule II specifies the aggregate principal amounts of the Senior Notes, the initial public offering prices of the Senior Notes, and the purchase prices to be paid by the Underwriters and sets forth the date, time and manner of delivery of the Senior Notes and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, or in the Registration Statement, Time of Sale Information or Prospectus, each such term as defined below) the terms and provisions for the purchase of such Senior Notes. The Senior Notes will be issued under the Company’s Senior Indenture, dated as of September 1, 2017 (the Base Indenture), between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as Trustee (the Trustee), as previously supplemented and as further supplemented by the Twenty-Sixth Supplemental Indenture, dated as of August 1, 2026, and the Twenty-Seventh Supplemental Indenture, dated as of August 1, 2026, each between the Company and the Trustee (collectively, the Indenture).

3A. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) A registration statement, No. 333-291190 on Form S-3 for the registration of the Senior Notes under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and (ii) became effective not earlier than three years prior to the Closing Date (as defined below), and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined below) and information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act (Rule 430B Information); “Base Prospectus” means the base prospectus included in the Registration Statement; “Preliminary Prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Senior Notes that omitted the Rule 430B Information and is used prior to the filing of the Prospectus (as defined below); “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus

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included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the Incorporated Documents). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents.

At or before 5:00 p.m. on the date hereof (the Time of Sale), the Company had prepared the following information in connection with the offering (collectively, the Time of Sale Information): the Base Prospectus dated October 31, 2025, each Preliminary Prospectus, the Final Term Sheet (as defined in Section 6(a)) and any Issuer Free Writing Prospectus (as defined in Section 3A(c)) listed on Schedule VI hereto. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission under the Securities Act, the Securities Exchange Act and the Trust Indenture Act (the Rules and Regulations); the Registration Statement, on its most recent effective date and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus as of its date nor the Time of Sale Information at the Time of Sale contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Closing Date, none of the Time of Sale Information, the Issuer Free Writing Prospectuses (as supplemented by and taken together with the Time of Sale Information) or the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on the Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all material respects to the requirements of the Securities Act, the Securities Exchange Act, the Trust Indenture Act and the Rules and Regulations; provided, that the foregoing representations and warranties in this Section 3A(b) shall not apply to statements in or omissions from the Registration Statement, any Issuer Free Writing Prospectus, the

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Time of Sale Information or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided in Section 3A(a) with respect to the Time of Sale Information, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or the Prospectus or in any amendment or supplement thereto.

(c) Other than the Base Prospectus, any Preliminary Prospectus, the documents listed on Schedule VI, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes, unless such written communication is approved in writing in advance by the Representatives. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an Issuer Free Writing Prospectus), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act.

(d) If, at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company (i) has promptly notified or will promptly notify the Underwriters through the Representatives of such conflict and, (ii) at its expense, has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, that the foregoing representations and warranties in this Section 3A(d) shall not apply to conflicts arising from statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in such Issuer Free Writing Prospectus.

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(e) Except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(f) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(g) OSW Project LLC is the only Significant Subsidiary of the Company as such term is defined in Rule 1-02 of Regulation S-X (the foregoing entity, the Significant Subsidiary). Fifty percent of the membership interests of the Significant Subsidiary are owned by the Company, directly or through subsidiaries (such interests, the Company Interests), and the other fifty percent of the membership interests of the Significant Subsidiary are owned by Stonepeak Partners, LLC, directly or through subsidiaries. The Company Interests are free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(h) The execution, delivery and performance of this Agreement, the Indenture, and the Senior Notes, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Senior Notes and the use of the proceeds from the sale of the Senior Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Senior Notes do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Senior Notes as contemplated by this Agreement.

(i) The Company is not, and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Time of Sale Information or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

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(j) The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering of Senior Notes pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(k) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC) or the U.S. Department of State; and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3B. Representations and Warranties of the Underwriters. Each of the Underwriters represents and warrants to, and agrees with, the Company that:

(a) It has not made and will not make, unless approved in writing in advance by the Company and the Representatives, any offer relating to the Senior Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act and referred to herein as a Free Writing Prospectus) that would be required to be filed with the Commission under Rule 433 under the Securities Act. Notwithstanding the foregoing, it may use a free writing prospectus that is (i) the Final Term Sheet; (ii) an Issuer Free Writing Prospectus listed on Schedule VI or otherwise approved in writing in advance by the Representatives pursuant to Section 3A(c) above or (iii) one or more term sheets relating to the Senior Notes that do not contain substantive changes from or additions to the Final Term Sheet. The Representatives and the Company agree that any such term sheets described in clause (iii) above will not constitute Issuer Free Writing Prospectuses for purposes of this Agreement.

(b) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it during the period of time after the first date of the public offering of the Senior Notes that a prospectus relating to the Senior Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Senior Notes by an Underwriter or dealer (the Prospectus Delivery Period)). Whether the Prospectus Delivery Period is ongoing for purposes of this Section 3B(c) shall be determined by the opinion of Troutman Pepper Locke LLP.

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(d) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Senior Notes as part of their initial offering outside the United States except in or from those jurisdictions set forth on Schedule VII hereto, in accordance with the restrictions and the applicable securities laws and regulations thereunder as set forth in the Underwriting section of the Prospectus Supplement under the caption “Selling Restrictions.”

4. Purchase and Public Offering. On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the prices, place and time hereinafter specified, the principal amounts of the Senior Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Senior Notes specified in Schedule I hereto at the initial public offering prices specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering prices and further reserve the right to withdraw, cancel or modify any subsequent offering without notice.

The Company shall not be obligated to deliver any of the Senior Notes, except upon payment for all of the Senior Notes to be purchased on the Closing Date.

5. Time and Place of Closing. Delivery of the certificate(s) for the Senior Notes and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representatives and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the “Closing Date.” On the Closing Date, the Company, through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Senior Notes to the Representatives for the accounts of each Underwriter against payment of the purchase price by wire transfer of same day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Senior Notes shall be registered in the name of Cede & Co., as nominee for DTC.

6. Covenants of the Company. The Company agrees that:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will prepare a final term sheet, substantially in the form of Schedule VI hereto and file such final term sheet in compliance with Rule 433(d) under the Securities Act (as so filed, the Final Term Sheet); will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the Prospectus and within the Prospectus Delivery Period. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act and, in any event, prior to the Closing Date.

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(b) If the Representatives so request, the Company, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Troutman Pepper Locke LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) filing system or any successor thereto.

(c) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance and delivery of the Senior Notes, (iii) any fees and expenses of the Trustee and (iv) the printing and delivery (by first class mail) to the Underwriters, in reasonable quantities, of copies of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out-of-pocket fees and disbursements of Troutman Pepper Locke LLP, counsel to the Underwriters, in connection with the qualification of the Senior Notes under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

(d) If, during the time when a prospectus relating to the Senior Notes is required to be delivered under the Securities Act, any event occurs as a result of which (i) the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) it is necessary at any time to amend the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus to comply with the Securities Act, the Company promptly will (y) notify the Underwriters through the Representatives to suspend solicitation of purchases of the Senior Notes and, (z) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Troutman Pepper Locke LLP. Any such documents or amendments which are electronically available through EDGAR shall be deemed to have been furnished by the Company to the Representatives and Troutman Pepper Locke LLP.

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(e) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued.

(f) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(g) The Company will furnish such information as may be lawfully required for, and otherwise cooperate in, qualifying the Senior Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(h) Fees and disbursements of Troutman Pepper Locke LLP, who is acting as counsel for the Underwriters, (exclusive of fees and disbursements of Troutman Pepper Locke LLP which are to be paid as set forth in Section 6(c)) shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

(i) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell or offer to sell or otherwise dispose of any Senior Notes or any security convertible into or exchangeable for Senior Notes or any debt securities substantially similar to Senior Notes (except for the Senior Notes issued pursuant to this Agreement).

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7. Conditions of Underwriters’ Obligations; Termination by the Underwriters.

(a) The obligations of the Underwriters to purchase and pay for the Senior Notes on the Closing Date shall be subject to the following conditions:

(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission on such date. The Representatives shall have received, prior to payment for the Senior Notes, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) The relevant order or orders of the State Corporation Commission of Virginia authorizing the issuance and sale of the Senior Notes, a copy of which has been provided to the Representatives, shall be in full force and effect.

(iii) On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Troutman Pepper Locke LLP, counsel to the Underwriters, McGuireWoods LLP, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules III, IV and V, respectively.

(iv) The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Information or the Prospectus, including any pro forma financial information, and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(v) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the senior debt securities of the Company of the same class as the Senior Notes (other than a decrease in the aggregate principal amount thereof outstanding or issuances of commercial paper in the ordinary course of business), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari

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passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined in Section 3 of the Securities Exchange Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court that shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(vi) On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vii) All legal proceedings to be taken in connection with the issuance and sale of the Senior Notes shall have been satisfactory in form and substance to Troutman Pepper Locke LLP.

(b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(vi) and (vii) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Senior Notes shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(h), 7(c) and 9 hereof.

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(c) If this Agreement shall be terminated by the Representatives pursuant to Section 7(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 6(h)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 6(c) and 9.

8. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Senior Notes shall be subject to the conditions set forth in the first sentence of Section 7(a)(i), in Section 7(a)(ii) and in Section 7(a)(iii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(h), 9 and 10 hereof.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, any broker-dealer affiliate of an Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter, director, officer, broker-dealer affiliate and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable and documented outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus (if and when used on or prior to the date hereof), the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, or in any such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of any Underwriter through the Representatives for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, in any Preliminary Prospectus or in the Time of Sale Information. The indemnity agreement of the Company contained in this Section 9(a) and the representations and warranties of the Company contained in Section 3A hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such director, officer, broker-dealer affiliate or controlling person, and shall survive the delivery of the Senior Notes.

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(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable and documented outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any Preliminary Prospectus (if and when used prior to the date hereof), or the Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any Preliminary Prospectus or the Time of Sale Information. The indemnity agreement of the respective Underwriters contained in this Section 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the delivery of the Senior Notes.

(c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or any of its directors, officers, broker-dealer affiliates or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal

13

defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable and documented fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 9(a) or 9(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this

14

Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Termination. If any one or more of the Underwriters shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes, then the other Underwriters shall be obligated severally in the proportions which the principal amount of the Senior Notes set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Senior Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Sections 6(h) and 9) or of the Company (except as provided in Sections 6(c) and 9). In any such case not involving a termination, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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(c) For purposes of this Section 11, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Senior Notes.

13. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company and the Underwriters referred to in Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Senior Notes from any of the several Underwriters. The Company and the Underwriters each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement (i) the Company and the Underwriters have an arm’s length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that the Underwriters acknowledge that they owe a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Senior Notes.

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14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15. Notices. All communications hereunder shall be in writing and if to the Underwriters shall be mailed, faxed or delivered to the Representatives at the addresses set forth on Schedule II hereto, or if to the Company shall be mailed or delivered to it, attention of Assistant Treasurer, Virginia Electric and Power Company, 600 East Canal Street, Richmond, Virginia 23219.

[remainder of this page left blank intentionally]

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Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ Richard M. Davis, Jr.
Name:	Richard M. Davis, Jr.
Title:	Assistant Treasurer

The foregoing agreement is hereby

confirmed and accepted, as of the

date first above written.

BMO CAPITAL MARKETS CORP.

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Mark Spadaccini
Authorized Signatory
Name:	Mark Spadaccini
Title:	Managing Director

CIBC WORLD MARKETS CORP.

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Michael Kim
Authorized Signatory
Name:	Michael Kim
Title:	Managing Director

MIZUHO SECURITIES USA LLC

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ W. Scott Trachsel
Authorized Signatory
Name:	W. Scott Trachsel
Title:	Managing Director

MORGAN STANLEY & CO. LLC

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Natalie Smithson
Authorized Signatory
Name:	Natalie Smithson
Title:	Vice President

TD SECURITIES (USA) LLC

acting individually and as Representative

of the Underwriters named in Schedule I hereto

By:	/s/ Luiz Lanfredi
Authorized Signatory
Name:	Luiz Lanfredi
Title:	Managing Director

SCHEDULE I

Underwriter	Principal Amount of Series C Senior Notes to be Purchased	Principal Amount of Series D Senior Notes to be Purchased
BMO Capital Markets Corp.	$195,000,000	$109,200,000
CIBC World Markets Corp.	195,000,000	109,200,000
Mizuho Securities USA LLC	195,000,000	109,200,000
Morgan Stanley & Co. LLC	195,000,000	109,200,000
TD Securities (USA) LLC	195,000,000	109,200,000
BNY Mellon Capital Markets, LLC	62,500,000	35,000,000
Citizens JMP Securities, LLC	62,500,000	35,000,000
KeyBanc Capital Markets Inc.	62,500,000	35,000,000
Regions Securities LLC	62,500,000	35,000,000
AmeriVet Securities, Inc.	12,500,000	7,000,000
Samuel A. Ramirez & Company, Inc.	12,500,000	7,000,000

Total:	$1,250,000,000	$700,000,000

I-I

SCHEDULE II

Title of Senior Notes:

•	2026 Series C 5.65% Senior Notes due 2036

•	2026 Series D 6.30% Senior Notes due 2056

Aggregate Principal Amount:

•	Series C Senior Notes: $1,250,000,000

•	Series D Senior Notes: $700,000,000

Initial Price to Public:

•	Series C Senior Notes: 99.948% of the principal amount of the Series C Senior Notes plus accrued interest, if any, from the date of issuance.

•	Series D Senior Notes: 99.947% of the principal amount of the Series D Senior Notes plus accrued interest, if any, from the date of issuance.

Initial Purchase Price to be Paid by Underwriters:

•	Series C Senior Notes: 99.298% of the principal amount of the Series C Senior Notes.

•	Series D Senior Notes: 99.072% of the principal amount of the Series D Senior Notes.

Time of Delivery:	August 17, 2026, 10:00 A.M.

Closing Location:	McGuireWoods LLP
Gateway Plaza
800 East Canal Street
Richmond, Virginia 23219

The Senior Notes will be available for inspection by the
Representatives at:
McGuireWoods LLP Gateway Plaza 800 East Canal Street Richmond, Virginia 23219

Addresses for Notices to the Underwriters:

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: Legal Department

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Facsimile: (212) 702-1205

CIBC World Markets Corp.

300 Madison Avenue

8th Floor

New York, New York 10017

Attention: Execution Management

Email: DLCIBCUSEMG@cibc.com

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Email: ba_dcm_notices@mizuhogroup.com

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

TD Securities (USA) LLC

1 Vanderbilt Avenue

11th Floor

New York, New York 10017

Attention: DCM – Transaction Advisory

Email: ustransactionadvisorygroup@tdsecurities.com

With a copy of any notice pursuant to Section 9(c) also sent to:

Troutman Pepper Locke LLP

Troutman Pepper Locke Building

1001 Haxall Point

Richmond, Virginia 23219

Attention: David I. Meyers

Telephone: (804) 697-1239

Facsimile: (804) 698-5176

II-2

SCHEDULE III

PROPOSED FORM OF OPINION

OF

TROUTMAN PEPPER LOCKE LLP

Troutman Pepper Locke Building

1001 Haxall Point

Richmond, Virginia 23219

August 17, 2026

VIRGINIA ELECTRIC AND POWER COMPANY

$1,250,000,000 2026 Series C 5.65% Senior Notes due 2036

$700,000,000 2026 Series D 6.30% Senior Notes due 2056

BMO Capital Markets Corp.

CIBC World Markets Corp.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

CIBC World Markets Corp. 300 Madison Avenue 8th Floor New York, New York 10017	TD Securities (USA) LLC 1 Vanderbilt Avenue 11th Floor New York, New York 10017

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for issuance by Virginia Electric and Power Company (the Company) of up to U.S. $1,950,000,000 aggregate principal amount of its 2026 Series C 5.65% Senior Notes due 2036 (the Series C Senior Notes) and 2026 Series D 6.30% Senior Notes due 2056 (the Series D Senior Notes and, collectively with the Series C Senior Notes, the Senior Notes) and the offering of the Senior Notes by you pursuant

III-1

to an Underwriting Agreement dated August 10, 2026 by and among you and the Company (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Time of Sale Information and the Prospectus.

2. An appropriate order of the State Corporation Commission of Virginia with respect to the sale of the Senior Notes has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Senior Notes as contemplated by the Underwriting Agreement. No approval or consent by any public regulatory body, other than those required under the Securities Act and the Rules and Regulations and any authorization by the State Corporation Commission of Virginia, all of which have been obtained, and reports to be filed with the State Corporation Commission of Virginia after issuance of the Senior Notes, is legally required in connection with the sale of the Senior Notes as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Senior Notes in such states) and the carrying out of the provisions of the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

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5. The Senior Notes have been duly authorized and executed by the Company and when completed and authenticated by the Trustee in accordance with, and in the forms contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

6. The Registration Statement (Reg. No. 333-291190) with respect to the Senior Notes filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Senior Notes in the manner therein specified.

7. The Registration Statement, the Preliminary Prospectus and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

8. We are of the opinion that the statements relating to the Senior Notes contained in the Base Prospectus under DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, as supplemented by the statements under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated August 10, 2026, are substantially accurate and fair.

*   *   *  *  *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 8 in regard to the statements described in such numbered paragraph 8. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Time of Sale Information, and the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of

III-3

the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information contained at the Time of Sale, or the Prospectus contained on its date or the date it was supplemented or amended, or that the Prospectus contains on the date hereof, any untrue statement of a material fact or omitted (or, with respect to the Prospectus, now omits) to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference, any pro forma financial information and notes thereto, and any Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief).

In rendering the opinions set forth in paragraphs 1 – 8 above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent, except that we hereby consent to disclosure of this opinion letter by any Underwriter on a confidential basis to: (i) any regulatory authority having jurisdiction over such Underwriter and (ii) any other person pursuant to orders or legal process of any court or as otherwise required of such Underwriter by law, in the case of each of clauses (i) and (ii) above, solely for the purpose of establishing the existence of this opinion letter and on the condition and understanding that no such regulatory authority or other person is authorized to rely on the foregoing opinions for any other purpose.

Very truly yours,

TROUTMAN PEPPER LOCKE LLP

III-4

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

August 17, 2026

VIRGINIA ELECTRIC AND POWER COMPANY

$1,250,000,000 2026 Series C 5.65% Senior Notes due 2036

$700,000,000 2026 Series D 6.30% Senior Notes due 2056

BMO Capital Markets Corp.

CIBC World Markets Corp.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o	BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

	CIBC World Markets Corp. 300 Madison Avenue 8th Floor New York, New York 10017	TD Securities (USA) LLC 1 Vanderbilt Avenue 11th Floor New York, New York 10017

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

Ladies and Gentlemen:

We have acted as counsel to Virginia Electric and Power Company, a Virginia corporation (the Company), in connection with the issuance and sale by the Company of up to U.S. $1,950,000,000 aggregate principal amount of its 2026 Series C 5.65% Senior Notes due 2036 (the Series C Senior Notes) and 2026 Series D 6.30% Senior Notes due 2056 (the Series D Senior Notes

and, collectively with the Series C Senior Notes, the Senior Notes) pursuant to an Underwriting Agreement dated August 10, 2026, by and among the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company and the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations and any authorization by the State Corporation Commission of Virginia, all of which have been obtained, reports to be filed with the State Corporation Commission of Virginia after the issuance of the Senior Notes, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Senior Notes as contemplated by the Underwriting Agreement.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, under the laws of the State of New York, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is considered in a proceeding in equity or at law).

4. The Senior Notes have been duly authorized and executed by the Company and, when completed and authenticated by the Trustee in accordance with, and in the forms contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, under the laws of the State of New York, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless whether enforcement is considered in a proceeding in equity or at law).

5. The Registration Statement (Reg. No. 333-291190) with respect to the Senior Notes filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Senior Notes in the manner therein specified.

6. The Registration Statement, the Preliminary Prospectus and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

7. We are of the opinion that the statements relating to the Senior Notes contained in the Base Prospectus under DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF SENIOR DEBT SECURITIES, as supplemented by the statements under DESCRIPTION OF THE SENIOR NOTES in the Prospectus Supplement dated August 10, 2026, are substantially accurate and fair.

*   *   *  *  *

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 7 in regard to the statements described in such paragraph 7. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information contained at the Time of Sale, the Prospectus contained as of its date, or that the Prospectus contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial information and any Statement of Eligibility of the Trustee filed on Form T-1 under the Trust Indenture Act, contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus). The foregoing assurance is provided on the basis that, except as otherwise provided in Section 3A(a) of the Underwriting Agreement with respect to the Time of Sale Information, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Time of Sale Information or the Prospectus.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent, except that we hereby consent to disclosure of this opinion letter by any Underwriter on a confidential basis to: (i) any regulatory authority having jurisdiction over such Underwriter and (ii) any other person pursuant to orders or legal process of any court or as otherwise required of such Underwriter by law, in the case of each of clauses (i) and (ii) above, solely for the purpose of establishing the existence of this opinion letter and on the condition and understanding that no such regulatory authority or other person is authorized to rely on the foregoing opinions for any other purpose.

Very truly yours,

MCGUIREWOODS LLP

SCHEDULE V

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

VIRGINIA ELECTRIC AND POWER COMPANY

600 East Canal Street

Richmond, VA 23219

August 17, 2026

VIRGINIA ELECTRIC AND POWER COMPANY

$1,250,000,000 2026 Series C 5.65% Senior Notes due 2036

$700,000,000 2026 Series D 6.30% Senior Notes due 2056

To: The Addressees Listed on Annex A

Ladies and Gentlemen:

The arrangements for issuance of up to U.S. $1,950,000,000 aggregate principal amount of 2026 Series C 5.65% Senior Notes due 2036 (the Series C Senior Notes) and 2026 Series D 6.30% Senior Notes due 2056 (the Series D Senior Notes and, collectively with the Series C Senior Notes, the Senior Notes), of Virginia Electric and Power Company (the Company), pursuant to an Underwriting Agreement dated August 10, 2026, by and among the Company and the Underwriters listed on Schedule I attached thereto (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Senior Notes, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Senior Notes. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

On this basis I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2. The Significant Subsidiary of the Company has been duly organized and is in existence under the law of the jurisdiction of its organization, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s, or any of its subsidiaries’, properties is subject other than any proceedings described in the Time of Sale Information or the Prospectus and proceedings which I believe are not likely to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Time of Sale Information or the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without my prior written consent, except that I hereby consent to disclosure of this opinion letter by any Underwriter on a confidential basis to: (i) any regulatory authority having jurisdiction over such Underwriter and (ii) any other person pursuant to orders or legal process of any court or as otherwise required of such Underwriter by law, in the case of each of clauses (i) and (ii) above, solely for the purpose of establishing the existence of this opinion letter and on the condition and understanding that no such regulatory authority or other person is authorized to rely on the foregoing opinions for any other purpose. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

Jim O. Stuckey

Vice President and General Counsel

Annex A

BMO Capital Markets Corp.

CIBC World Markets Corp.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

as Representatives for the Underwriters

listed in Schedule I to the Underwriting Agreement

c/o BMO Capital Markets Corp. 151 West 42nd Street New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

CIBC World Markets Corp. 300 Madison Avenue 8th Floor New York, New York 10017	TD Securities (USA) LLC 1 Vanderbilt Avenue 11th Floor New York, New York 10017

Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

U.S. Bank Trust Company, National Association

U.S. Bank Corporate Trust Services

Three James Center

1051 E. Cary St., Suite 600

Richmond, Virginia 23219

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated August 10, 2026 containing final pricing and related information:

Filed pursuant to Rule 433

Relating to Preliminary Prospectus Supplement dated August 10, 2026 to Prospectus dated October 31, 2025

Registration No. 333-291190

VIRGINIA ELECTRIC AND POWER COMPANY

FINAL TERM SHEET

August 10, 2026

	2026 Series C 5.65% Senior Notes due 2036	2026 Series D 6.30% Senior Notes due 2056
Principal Amount:	$1,250,000,000	$700,000,000

Expected Ratings* (Moody’s/S&P/Fitch):	[intentionally omitted]	[intentionally omitted]

Trade Date:	August 10, 2026	August 10, 2026

Settlement Date (T+5)**:	August 17, 2026	August 17, 2026

Final Maturity Date:	August 15, 2036	August 15, 2056

Interest Payment Dates:	February 15 and August 15	February 15 and August 15

First Interest Payment Date:	February 15, 2027	February 15, 2027

Optional Redemption:	Make Whole Call at T+15 bps prior to May 15, 2036; Par Call on or after May 15, 2036	Make Whole Call at T+20 bps prior to February 15, 2056; Par Call on or after February 15, 2056

Tax Credit Event Redemption:	In whole but not in part at 101% of the principal amount plus accrued and unpaid interest (any notice of redemption may be issued by the later of (a) December 31, 2026 and (b) six months from the date of issuance)	In whole but not in part at 101% of the principal amount plus accrued and unpaid interest (any notice of redemption may be issued by the later of (a) December 31, 2026 and (b) six months from the date of issuance)

Benchmark Treasury:	4.375% due May 15, 2036	4.75% due February 15, 2056

Benchmark Treasury Yield:	4.707%	5.254%

Spread to Benchmark Treasury:	+95 bps	+105 bps

Reoffer Yield:	5.657%	6.304%

Coupon:	5.65%	6.30%

Price to Public:	99.948% of the principal amount	99.947% of the principal amount

Proceeds to the Company Before Expenses:	99.298% of the principal amount	99.072% of the principal amount

CUSIP/ISIN:	927804 GZ1/US927804GZ13	927804 HA5/US927804HA52

Joint Book-Running Managers:	BMO Capital Markets Corp., CIBC World Markets Corp., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC, BNY Mellon Capital Markets, LLC, Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc. and Regions Securities LLC

Co-Managers:	AmeriVet Securities, Inc. and Samuel A. Ramirez & Company, Inc.

VI-1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC, including the preliminary prospectus supplement dated August 10, 2026, for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

BMO Capital Markets Corp.	1-888-200-0266 (toll-free)
CIBC World Markets Corp.	1-800-282-0822 (toll-free)
Mizuho Securities USA LLC	1-866-271-7403 (toll-free)
Morgan Stanley & Co. LLC	1-866-718-1649 (toll-free)
TD Securities (USA) LLC	1-855-495-9846 (toll-free)

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

We expect that delivery of the Senior Notes will be made against payment for the Senior Notes on the Settlement Date, which will be the fifth business day following the date of this final term sheet (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of this final term sheet or the next succeeding three business days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

VI-2

SCHEDULE VII

OFFERING RESTRICTIONS

Canada

European Economic Area

Japan

Singapore

Switzerland

Taiwan

United Kingdom

VII-1